CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to Registration Statement No. 333-176976 on Form N-1A of our reports dated September 23, 2019, relating to the financial statements and financial highlights of First Trust Horizon Managed Volatility Domestic ETF, First Trust Horizon Managed Volatility Developed International ETF, First Trust California Municipal High Income ETF, First Trust Municipal High Income ETF, First Trust Short Duration Managed Municipal ETF, and First Trust Ultra Short Duration Municipal ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund III as of and for the period ended July 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Miscellaneous Information" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 27, 2019